Exhibit 99.1

Strongbridge Biopharma plc Announces Shareholder Approval of Proposed Acquisition by Xeris Pharmaceuticals, Inc.

DUBLIN, Ireland and TREVOSE, Pa., September 8, 2021 – Strongbridge Biopharma plc (NASDAQ: SBBP) (the “Company” or “Strongbridge”) today announced that its shareholders have voted to approve the previously announced proposed acquisition of Strongbridge by Xeris Pharmaceuticals, Inc. (NASDAQ: XERS) (“Xeris”). As described below, at least 98 percent of the votes cast at both a special court-ordered meeting of shareholders (the “Court Meeting”) and at an extraordinary general meeting of shareholders (the “EGM”) were in favor of the transaction, representing (in each case) approximately 67 percent of the shares outstanding and eligible to be voted at each of the Strongbridge shareholder meetings held on September 8, 2021 in Pennsylvania, United States of America. Upon close of the transaction, the business of Xeris and Strongbridge will be combined under an entity called Xeris Biopharma Holdings, Inc. (“Xeris Biopharma Holdings” or “HoldCo”).

“On behalf of the entire Strongbridge Board of Directors and management team, we thank our shareholders for their overwhelming support of this value creating transaction,” said John H. Johnson, Chief Executive Officer of Strongbridge. “As Xeris Biopharma Holdings, we will be an innovative leader in endocrinology and rare diseases, with a differentiated technology platform well-positioned to meet the unmet needs of patients around the world. With the achievement of this significant milestone, we are excited to move ahead with completing the transaction and eager to realize the value that we expect to be created by this combination.”

Garheng Kong, M.D., Ph.D., Chairman of Strongbridge, said, “Today’s successful approval further bolsters our confidence in the value and bright future of Xeris Biopharma Holdings. I look forward to working alongside the Xeris Biopharma Board to deliver value to our shareholders and to accelerate and advance our ability to address the unmet needs of the patient communities that we serve.”

Under the terms of the agreement announced on May 24, 2021, Xeris will acquire Strongbridge in a stock and contingent value rights (“CVR”) transaction for a transaction equity value of approximately $267 million, based on the closing price of Xeris common stock on May 21, 2021 and Strongbridge’s fully diluted share capital. This represents approximately $2.72 per Strongbridge ordinary share and a 12.9% premium to the closing price of Strongbridge ordinary shares on May 21, 2021. Strongbridge shareholders will also receive 1 non-tradeable CVR for each Strongbridge ordinary share they own, worth up to an additional $1.00 payable in cash or Xeris Biopharma Holdings common stock (at Xeris Biopharma Holdings’ election) upon achievement of the following triggering events: (i) the listing of at least one issued patent for KEVEYIS® in the U.S. Food & Drug Administration’s Orange Book by the end of 2023 or at least $40 million in KEVEYIS® annual net sales in 2023 ($0.25 per ordinary share), (ii) the achievement of at least $40 million in RECORLEV® annual net sales in 2023 ($0.25 per ordinary share), and (iii) the achievement of at least $80 million in RECORLEV® annual net sales in 2024 ($0.50 per ordinary share). The minimum payment on the CVR per Strongbridge ordinary share is zero and the maximum payment is $1.00 in cash or Xeris Biopharma Holdings common stock, at Xeris Biopharma Holdings’ election

The transaction is expected to close early in the fourth quarter of 2021, subject to customary closing conditions and approval by Xeris shareholders.

Results of Court Meeting and EGM

As described above, on September 8, 2021, Strongbridge held a Court Meeting and EGM in Pennsylvania, United States of America, in each case relating to the previously announced transaction whereby Xeris Biopharma Holdings, a Delaware corporation and a direct wholly owned subsidiary of Xeris, will acquire Strongbridge (the “Acquisition”). Both meetings were held to seek shareholder approval of the Acquisition, which will be effected by means of a “scheme of arrangement” under Chapter 1 of Part 9 of the Irish Companies Act of 2014, in accordance with Irish law. Strongbridge’s shareholders approved the proposal at the Court Meeting and each of the proposals at the EGM required to approve and implement the scheme of arrangement.

There were 67,828,952 ordinary shares of Strongbridge outstanding as of 5:00 p.m. (Eastern Time in the U.S.) on July 27, 2021, the voting record time for the Court Meeting and the EGM. A quorum was present at each of the Court Meeting and the EGM. Because the votes required to approve the proposals at the Court Meeting and the EGM are based on votes properly cast at the applicable meeting, and because abstentions are not considered votes properly cast, abstentions and broker non-votes along with failures to vote have no effect on such proposals.

Strongbridge will be filing a Form 8-K with the U.S. Securities and Exchange Commission setting forth the final results of voting on each of the items submitted to a vote of Strongbridge’s shareholders at the Court Meeting and the EGM. The final results of voting on each of the items submitted to a vote of Strongbridge’s shareholders at the Court Meeting and the EGM are as follows.

Court Meeting

At the Court Meeting, the Company’s shareholders voted on the proposal described below.

1. To approve the scheme of arrangement:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,480,324	99.27%	336,199	0.73%	185,584

In addition, of the 13 registered shareholders entitled to vote on the proposal, 7 registered shareholders or 87.5% of those voting voted in favour of the proposal and 1 registered shareholders or 12.5% of those voting voted against the proposal.

The Strongbridge shares voted in favour of and against the proposal represented 67.05% and 0.50%, respectively, of the 67,828,952 Strongbridge shares outstanding as of the voting record time and entitled to vote at the Court Meeting.

An abstention is not a vote in law and is not counted in the calculation of the proportion of the votes for or against a resolution.

EGM

At the EGM, the Company’s shareholders voted on the proposals described below.

1. To approve the scheme of arrangement and authorize the directors of Strongbridge to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,595,025	99.27%	337,392	0.73%	69,690

2. To approve the cancellation of any Strongbridge ordinary shares in issue at 10:00 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Strongbridge ordinary shares which are held from time to time by Xeris, HoldCo or any other subsidiary of Xeris, if any):

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,584,777	99.27%	336,473	0.73%	80,857

3. To authorise the directors of Strongbridge to apply the reserve arising in the books of account of Strongbridge as a result of the cancellation of the Cancellation Shares (as defined in the scheme of arrangement) to allot and issue new Strongbridge ordinary shares, fully paid up, to HoldCo and/or its nominee(s) in connection with effecting the scheme:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,585,796	99.26%	340,938	0.74%	75,373

4. To amend the articles of association of Strongbridge so that any ordinary shares of Strongbridge that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than HoldCo and/or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by HoldCo and/or its nominee(s) for the scheme consideration:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,588,311	99.26%	339,120	0.74%	74,676

5. To approve, on a non-binding, advisory basis, specified compensatory arrangements between Strongbridge and its named executive officers relating to the transaction:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
40,483,565	88.28%	5,375,822	11.72%	142,720

6. To approve any motion by the Chairman to adjourn the EGM, or any adjournments thereof, to solicit additional proxies in favour of the approval of the resolutions if there are insufficient votes at the time of the EGM to approve resolutions 1 through 4:

Strongbridge shareholders approved the proposal with the following voting results including the percentage of votes cast for and against the proposal as a percentage of total votes cast:

For		Against		Abstain
45,013,201	98.02%	911,548	1.98%	77,358

About Strongbridge Biopharma plc

Strongbridge Biopharma plc is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), an adrenal steroidogenesis inhibitor with a New Drug Application that is currently under review by the FDA for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations
Solebury Trout
Mike Biega
+1 617-221-9660
mbiega@soleburytrout.com

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Xeris and Strongbridge and, following the Acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Xeris shares of common stock (“Xeris Shares”) or Strongbridge ordinary shares (“Strongbridge Shares”) and on Xeris’ or Strongbridge’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of Xeris Shares or Strongbridge Shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge shareholders, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ or, as the case may be, Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Xeris’ plans with respect to Xeris or Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Any forward-looking statements in this announcement are based upon information available to Xeris, Strongbridge and/or their respective boards of directors, as the case may be, as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Xeris, Strongbridge or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris, Strongbridge or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

NO PROFIT FORECAST / ASSET VALUATIONS

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Strongbridge, Xeris or HoldCo as appropriate. No statement in this communication constitutes an asset valuation.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Strongbridge accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Strongbridge (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Strongbridge or Xeris, all ‘dealings’ in any ‘relevant securities’ of Strongbridge or Xeris (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the scheme of arrangement becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons cooperate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Strongbridge or Xeris, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Strongbridge by Xeris or ‘relevant securities’ of Xeris by Strongbridge, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 1 678 9020.

GENERAL

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions (as defined in the scheme of arrangement). Accordingly, copies of this communication and all other documents relating to the Transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

PUBLICATION ON A WEBSITE

In accordance with Rule 19.9 of the Irish Takeover Rules, a copy of this communication will be published on Xeris’ and Strongbridge’s joint microsite at www.xerisstrongbridge.com, which can be accessed via a link on Xeris’ website at website at www.xerispharma.com and on Strongbridge’s website at www.strongbridgebio.com.

The content of any website referred to in this communication is not incorporated into and does not form part of this communication.